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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 4, 2004, in the Registration Statement (Form S-1) and related Prospectus of TODCO for the registration of 13,000,000 shares of its Class A common stock.

                                     /s/ Ernst & Young LLP

Houston, Texas
November 18, 2004